Southwest Iowa Renewable Energy, LLC
Annual Meeting - Financial Overview
March 19, 2010

Strictly Confidential

• The following information contains, or may be deemed to contain, “forward
 -looking statements” within the meaning of Section 27A of the Securities
 Act of 1933, as amended. These forward-looking statements include all statements regarding the current intent, belief or expectations regarding matters covered and all statements which are not statements of historical fact. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The future results of the issuer may vary from the results expressed in, or implied by, forward-looking statements, possibly to a material degree. Since these factors can cause results, performance and achievements to differ materially from those discussed in this presentation, you are cautioned not to place undue reliance on the forward-looking statements. Southwest Iowa Renewable
 Energy, LLC (“SIRE”) will update these forward-looking statements to reflect any material changes occurring prior to the completion of the offering. For a discussion of some of the important factors that could cause results to differ from those expressed in, or implied by, the forward-
 looking statements contained herein, please refer to SIRE’s Annual Report
 (SEC File No. 083-00131), in particular, the “Risk Factors” section. The forward-looking statements in this document are excluded from the safe harbor protection of Section 27A of the Securities Act of 1933.

Monthly Board Meeting

0.7
0.6
0.5
0.4
0.3
0.2
0.1
0
-0.1
0.35
-0.08
0.54
0.11
0.68
0.26
0.48
-0.02
0.62
0.16
0.57
0.17
0.64
0.19
0.65
0.22
May
June
July
August
Sept
Oct
Nov
Dec
Gross Margin
EBITDA

P&L Summary
❖ Gross Margin of $6.22M or $0.65 per gal
❖ Op Ex of $4.09M or $0.42 per gal
❖ EBITDA of $2.13M or $0.22 per gal (before hedging gain of $448k)

Operating Summary - January 31, 2010

Ethanol
❖ Denatured production of 8.7 MMGY
❖ 90.246% of nameplate production based on 352 days/yr
Turnover
❖ Sold 99.71% of gallons produced and 104.8% of DDGS tons produced
❖ Ground 96.73% of corn purchased bringing ending inventory to 1,741k bu
Yields
❖ 2.80 denatured yield was equal to the 6 month average of 2.80
❖ Energy consumption of 28,406 mmbtu per gal
Co Product Return
❖ Co Product revenue / corn cost = 26.5% vs. 6 mo avg. = 23.3%

Monthly Board Meeting

Excess RLOC Availability		3.60
RemainingBunge Availability		3.75
Total Liquidity 12/31	$	18.28

Liquidity Summary

❖ Additional availability on Revolving Line of Credit (RLOC) = $3.60 million
❖ Total liquidity of $18.28M including $3.75 of remaining availability on Bunge line

Borrowing Base on RLOC		$15.10
Outstanding RLOC	9.50
Mid Am LC Reserve	2.00
Amounts against BB		11.50

Excess RLOC Availability 12/31		$3.60

Cash	$ 10.93

Monthly Board Meeting

Liquidity
January
December
November
October
September
August
19.49
3.75
8.66
7.08
18.28
3.75
3.6
10.93
18.94
1.75
10.82
6.37
16.02
1.75
8.15
6.12
15.17
1.75
5.97
7.45
16.55
3.75
0.34
12.46
0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21
Total Liquidity
Bunge Excess RLOC
Agstar Excess RLOC
Cash

Liquidity Graph - January 31, 2010